UNITED STATES
                          ECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION


                                 CURRENT REPORT

                             PURSUANT TO SECTION 14C
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: September 7, 2004

                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Delaware
          (State or other jurisdiction of incorporation or organization)





      2552OQ 20 9                                      58-2027283
      -----------                                      ----------
    (CUSIP Number)                        (IRS Employer Identification Number)
-------------------------------------  ---------------------------------------

                             c/o John Chapman
                 1771 Wolviston Way, San Diego, California 92154
                    (Address of principal executive offices)

                              (619) 575-7041
               (Registrant's telephone number, including area code)


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


Check the appropriate box:
 [X]  Preliminary Information Statement
 [   ]Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-5(d)(2)
 [   ]Definitive Information Statement

                DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                -------------------------------------------
             (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.
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[ ]Fee paid previously with preliminary materials.
[       ]Check box if any part of the fee is offset as provided by Exchange Act
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               1) Amount Previously Paid: 2) Form, Schedule or Registration No.:
               3) Filing Party:
               4) Date filed

                 DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                               1771 Wolviston Way
                           San Diego, California 92154


To the Stockholders of Diversified Financial Resources Corporation:

This Information Statement is furnished to the stockholders of Diversified Financial Resources Corporation, a Delaware corporation (DFRC), pursuant to the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the common stock of DFRC providing for the approval of the following proposals:

Proposal #1 Amendment to the Certificate of Incorporation increasing the number of authorized $0.001 par value shares of the Preferred Stock from 2,000,000 to 200,000,000, with no stated par value per share.
Proposal #2 Approve the designation of 50,000,000 shares of Preferred
            Stock as Series B Preferred Shares, which shares shall have no right of conversion into common stock, have no stated par value per share, hold voting rights equal to 500 shares of common stock for each 1 share of Series B Preferred Stock.
Proposal #3 Provide authority to the board of directors of DFRC to conduct a reverse split of the issued and outstanding shares of the common stock on a basis of up to 1 for 1,000, each 1,000 shares would be converted into a single share of common stock, with all fractional shares rounded up to a whole share.

DFRC is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on September 8, 2004 shall be given a copy of the Information Statement.

                                            By Order of the Board of Directors


                                            /s/ John Chapman

                                            John Chapman, President
                                            and Director

ITEM 1.

                        INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Diversified Financial Resources Corp., a Delaware Cooporation ("DFRC"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the common stock of DFRC providing for the amendment of the Articles of Incorporation, to increase the number of authorized preferred shares to 200,000,000 and remove any statement of par value from the preferred stock, to authorize the designation of Class B Preferred Stock and to approve the board of directors in conducting up to a 1 for 1,000 reverse stock split of the issued and outstanding shares of common stock.

The Board of Directors has unanimously, along with persons owning a majority of the outstanding voting securities of DFRC adopted, ratified and/or approved the proposed amendment of DFRC's Certificate of Incorporation. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The amendment will become effective upon final acceptance and filing with the Delaware Secretary of State's office.

The Form 10-KSB for the year ended December 31, 2004 and the Form 10-QSB for quarterly period ended June 30, 2004, filed by DFRC with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. DFRC is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

                                   PROPOSAL #1

INCREASE THE AUTHORIZED PREFERRED STOCK OF THE COMPANY DFRC's Certificate of Incorporation, as currently in effect, authorizes DFRC to issue up to 2,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the preferred stock of DFRC. Upon the approval by the consenting shareholders holdings a majority of the outstanding voting securities and then the filing of the Amended Certificate of Incorporation, DFRC will be authorized to issue 10,000,000,000 shares of common stock, no stated par value per share and 200,000,000 shares of preferred stock, no stated par value per share. The Board of Directors believes that it is in DFRC's and DFRC's stockholders' best interests to increase the availability of additional authorized but unissued capital stock in the form of preferred shares to provide DFRC with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of preferred stock for any purpose. The Board of Directors believes that in conjunction with the other proposals set forth in this information statement that the increase in authorized capital will make a sufficient number of shares available, should DFRC decide to use its shares for one or more of such previously mentioned purposes or otherwise. DFRC reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of DFRC, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of DFRC are then listed. Under DFRC's Certificate of Incorporation, the DFRC stockholders do not have preemptive rights to subscribe to additional securities which may be issued by DFRC, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of DFRC in order to maintain their proportionate ownership of DFRC's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of DFRC by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of DFRC and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for DFRC stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting DFRC's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of DFRC's business. However, the Board of Directors is not aware of any attempt to take control of DFRC and the Board of Directors did not propose the increase in DFRC's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of preferred stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization of preferred shares and the proposed voting rights set forth in the proposed designation for 50,000,000 shares of the preferred stock, including a grant of voting rights equal to 500 shares of common stock for each single shares of Series B Preferred Stock, the potential number of shares holding voting rights will be increased and will dilute the voting power of the existing shareholders of common stock.

                                   PROPOSAL #2

DESIGNATION OF SERIES B PREFERRED SHARES

The proposed amendment to DFRC's Certificate of Incorporation would increase the number of authorized shares of preferred stock from 2,000,000 to 200,000,000 shares. The board of directors has proposed that 50,000,000 of those newly authorized preferred shares be designated as Series B Preferred shares. This designation would provide for no stated par value for the shares and provide for voting rights equal to 500 shares of common stock for each single share of Series B Preferred stock issued. The proposed designation has been approved by the board of directors and a majority of the issued and outstanding shares of common stock.

The proposal to increase the number of preferred shares will increase available options to the board of directors in future corporation actions and the development of business opportunities. The designation of a sufficient number of preferred stock will allow for distribution of voting rights through the issuance of Series B Preferred stock to encourage investment in the corporation and pursuit of various plans to increase and enhance the operations of DFRC in the future. No specific plans for the issuance \ of any of the proposed increase number of preferred shares have been made or approved by the board of directors.

As a result of the proposal to increase the number of authorized preferred shares combined with a reverse stock split there is a significant risk of shareholder voting power being significantly diluted. The proposed increase to the number of authorized shares of preferred stock creates a risk that current shareholders of the common stock will see the voting power of their shares diluted through the issuance of the additional authorized preferred shares as designated in the proposed rights for Series B Preferred. The current voting power of any current shares of commom stock would be diluted if new preferred shares are issued. The current voting power of common stock shares held by existing shareholders would not be maintained in the event the newly authorized shares of preferred stock are issued. If 50,000,000 shares of newly authorized Series B Preferres stock were issued, voting power of a shares of common stock would decrease in light of the 25 billion votes held by the new shares of Series B Preferred stock. In the event that the board approves a 1 for 1,000 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 4,590.708, this dilutive effect on the voting rights would be increased.

                              PROPOSAL #3

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A ONE-FOR ONE THOUSAND SHARE REVERSE STOCK SPLIT OF DFRC'S COMMON STOCK.

DFRC's board had determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on up to a one for one thousand basis and has received the consent of holders of a majority of the common stock to authorize the board to conduct such a reverse split in the Board's discretion.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This process that is known as a reverse split would take up to one thousand shares of the presently issued and outstanding common stock on the effective date of the amendment to the certificate of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.

The board has indicated that fractional shares will not be issued. Instead, DFRC will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Reasons for the reverse stock split:

The primary purposes of the reverse stock split are to accomplish the following:

        a) increase the per share price of the common stock to help maintain the interest of the markets b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and c) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.


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For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects of the reverse stock split.

The reverse stock split will be effected by filing an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

DFRC is currently authorized to issue 10,000,000,000 shares of its common stock of which 4,709,708,171 shares are currently issued and outstanding as of September 7, 2004. Currently, shareholders holding 3,534,370,500 of the issued and outstanding common stock have consented in writing to the proposal, this constitutes approval of 75% of the shares entitled to vote. A reverse split on a 1 for one thousand basis would reduce the number of issued and outstanding shares to approximately 4,709,709, but will not reduce the number of authorized shares of common stock. The reverse split will not have any effect on the no stated par value of the common stock.

The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of DFRC's common stock held by each shareholders will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by up to 1,000, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

If acted upon by the Company's board of directors, the consent by the majority of the common stock shareholders reported herein, would result in each shareholder's percentage ownership interest in the company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

The reverse stock split may also result in many shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to increase the number of authorized preferred shares combined with a reverse stock split there is a significant risk of shareholder voting power being significantly diluted. The proposed increase to the number of authorized shares of preferred stock creates a risk that current shareholders of the common stock will see the voting power of their shares diluted through the issuance of the additional authorized preferred shares as designated in the proposed rights for Series B Preferred. The current voting power of any current shares of commom stock would be diluted if new preferred shares are issued. The current voting power of common stock shares held by existing shareholders would not be maintained in the event the newly authorized shares of preferred stock are issued. If 50,000,000 shares of newly authorized

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Series B Preferres stock were issued, voting power of a shares of common stock would decrease in light of the 25 billion votes held by the new shares of Series B Preferred stock. In the event that the board approves a 1 for 1,000 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 4,590.708, this dilutive effect on the voting rights would be increased.

As a result of the proposal to increase the number of authorized preferred shares combined with a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. If all additional shares of unissued but authorized common stock were issued, (estimate of approximately 10,995,000,000 shares) without any increase in the net book value of the assets of the Company, the net book value per share would decrease significantly.

After the amendment to the certificate of incorporation is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each holders of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post- reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.


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SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX
CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional shares. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional shares (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.



QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK AND THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK

Q. WHY HAS PROPOSAL #1 BEEN MADE TO INCREASE THE NUMBER OF PREFERRED SHARES? A. Our Board of Directors believes that the authorized shares of Preferred Stock remaining available for future issuance is not sufficient to enable DFRC to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Preferred Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Preferred Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of DFRC's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of preferred stock is recommended by DFRC's Board in order to provide a sufficient reserve of such shares for the future growth and needs of DFRC.

Q. WHY HAS PROPOSAL #2 BEEN MADE TO DESIGNATE SERIES B PREFERRED STOCK? A. In order to utilize the increase number of preferred stock as set forth in Propsal #1 the rights and privliges of the preferred stock need to be designated. The board believes that by granting the Series B stock voting rights equal to 500 shares of common stock the shares will be attrative to potential investors in DFRC and provide flexability to the board in utilizing the shares of preferred stock for corporate purposes from time to time as the board may determine is appropriate.



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Q. WHY IS APPROVAL SOUGHT FOR PROPOSAL #3 TO CONDUCT A REVERSE STOCK SPLIT OF
THE COMMON STOCK ON A 1 FOR 1,000 BASIS? A. The Board seeks approval of a reverse stock split of the common stock of up to 1 for 1,000 shares of the currently issued common stock. It is the expectation of the Board that such a reverse stock split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the reverse stock split will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of DFRC's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF PREFERRED SHARES, DESIGNATE A NEW CLASS OF PREFERRED STOCK AND AUTHORIZE A REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON SHARES? A. The members of the Board of Directors has unanimously approved all three of these proposals as is in the best interest of DFRC and the best interest of the current shareholders of DFRC.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS? A. As a current shareholder of DFRC your class of stock will not change and the number of shares of common stock that you hold may decrease by a factor of up to 1,000. That is for every 1,000 shares of common stock you presently hold you will be entitled to 1 share of post-reverse common stock if the Board ultimately approves a 1 for 1,000 reverse stock split. Any fractional shares will be rounded up to the next whole share, thus a current holder of 1,010 shares of common stock would receive two shares of post-reverse split common stock.

Q. WILL THE CHANGES TO THE CERTIFICATE OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME? A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED? A. To approve the proposal, the affirmative vote of a majority of the votes cast at the special meeting is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of DFRC.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS? A: John Chapman, President of DFRC, 1771 Wolviston Way, San Diego, CA
   92154 (619) 575-7041.


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VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The Shareholder of DFRC owning a majority in excess of 50% of DFRC's issued and outstanding common stock, has executed and approved the Shareholders' Consent authorizing the proposed increase in authorized shares of the common stock of DFRC (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the increase of authorized shares of common stock.

The securities that would have been entitled to vote if a meeting was required to be held to effect the increase in the authroized shares of DFRC's common shares consist of issued and outstanding shares of DFRC's $0.001 par value common voting stock outstanding on the record date, February 25, 2004.

                        DISSENTEER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the reverse-split

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on September 8, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, DFRC had issued and outstanding 4,709,708,171 shares of $0.001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than SEVENTY-FIVE percent (75%) of the no stated par value common stock of DFRC as of the record date, representing more than a majority of DFRC's outstanding common stock. The shareholders have consented to the action required to adopt the amendment of DFRC's Articles of Incorporation and approve the proposed actions by the board of directors, to designate a new class of preferred shares and conduct a reverse split of the common stock on up to a one for one thousand basis. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.



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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of DFRC's common stock, as of September 8, 2004 by (i) each person who is known by DFRC to own beneficially more than five percent (5%) of the outstanding shares of common stock; (ii) each of DFRC's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:


          NAME AND ADDRESS OF                 NUMBER OF SHARES              PERCENTAGE OF
            BENEFICIAL OWNER                 BENEFICIALLY OWNED               OWNERSHIP
---------------------------------------- --------------------------  ---------------------------
John Chapman, President & Director             2,532,370,500                   53.77%
1771 Wolviston Way.
San Diego, CA 92154
John Casey, Director                            500,000,000                    10.62%
1771 Wolviston Way.
San Diego, CA 92154

Dennis Thompson                                 502,000,000                    10.66%
1771 Wolviston Way
San Diego, CA  92174

Officers and Directors                         3,534,370,500                   75.05%
as a group


As of September 8, 2004, Diversified had 4,709,708,171shares issued and outstanding.

                                     ITEM 2.

          INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in authorized shares of the common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.


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                             ADDITIONAL INFORMATION

Additional information concerning DFRC , including its annual and quarterly reports on Forms 10K-SB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated:
September  8 , 2004
                                    By Order of the Board of Directors

                                    /s/ John Chapman
                                    John Chapman, President



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                                    Exhibit A

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

o First: That at a meeting of the Board of Directors of Diversified Financial Resources Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and with the written consent of the majority of the shares outstanding to this action without calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        Resolved, that the corporation conduct a 1 for reverse split of all issued and outstanding shares of common stock, rounding any fractional shares that would result up to the next largest whole share. Such reverse split of the common stock shall not reduce the number of authorized shares of common stock in the amount of Ten Billion (10,000,000,000).

        Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended in part, said Article shall be and read in part as follows:
        "That the corporation shall combine, as of September , 2004, the outstanding shares of Common Stock on a one (1) for hundred ( ) basis."
        "The corporation shall be authorized to issue Ten Billion Two Hundred Million (10,200,000,000) shares, consisting of the following classes, Ten Billion (10,000,000,000) shares of Common Stock, no stated par value per share and two hundred million (200,000,000) shares of Preferred Stock, no stated par value per share."
        "The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, powers, preferences, privileges, limitations, options, conversion rights, and relative, participating or the special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock or any series thereof that may be desired and that have been fixed in this Certificate of Incorporation."

        All other provisions of the Fourth Article of the Certificate of Incorporation shall remain as currently in place.

o Second: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Third: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                     By: /s/ John Chapman
                     -------------------------------------------
                       John Chapman, President & Director

                     Printed Name & Office: John Chapman, President & Director


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                           CERTIFICATE OF DETERMINATION
                    OF THE RIGHTS AND PREFERENCES OF PREFERRED STOCK
                                          OF
                       DIVERSIFIED FINANCIAL RESOURCES CORPORATION

        WHEREAS, the Certificate of Incorporation of DIVERSIFIED FINANCIAL RESOURCES CORPORATION, a corporation organized and existing under the laws of Delaware (the "Company"), as amended, provide that the Company has authorized Fifty Million (50,000,000) shares of no stated par value preferred stock ("Preferred Stock") and, further, that this be the designation, powers, preferences and relative participating, option or other special rights and qualification, limitations or restrictions of the shares of such Preferred Stock as may be issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the directors; and

        WHEREAS, THE COMPANY DOES HEREBY CERTIFY that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of applicable law of Delaware, the Company's directors have duly adopted the following resolutions determining the Designations, Rights and Preferences of a special class of its authorized Preferred Stock, herein designated as Series B Preferred Stock.

        "RESOLVED, that pursuant to the authority vested in the directors of this Company by its Certificate of Incorporation, a special class of preferred stock of the Company be and is hereby created out of the 50,000,000 shares of Preferred Stock available for issuance, such series to be designated as Series B Preferred Stock (the "Series B Preferred"), consisting of Fifty Million (50,000,000) shares, of which the preferences and relative rights and qualifications, limitations or restrictions thereof (in addition to those set forth in the Company's Articles of Incorporation), shall be as follows:

1.      DEFINITIONS

        Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

        Issue Date. The term "Issue Date" shall mean the date that shares of Series B Preferred are first issued by the Company.

        Junior Stock. The term "Junior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized after the Issue Date not entitled to receive any dividends in any dividend period unless any dividends required to have been paid or declared and set apart for payment on the Series A and Series B Preferred shall have been so paid or declared and set apart for payment and, for purposes of these resolutions, shall mean Common Stock and any other class or series of stock of the Company authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series A Preferred shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

        Parity Stock. The term "Parity Stock" shall mean, for purposes of these resolutions the Common Stock and any other class or series of stock of the Company authorized after the Issue Date entitled to receive payment of dividends subject only to those preferential rights of dividends granted to the Series A Preferred and Series B Preferred shares and, for purposes of these resolutions, shall mean any class

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        or series of stock of the Company authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company subject to only those preferential rights and preference granted to the Series A and Series B Preferred.

        Senior Stock. The term "Senior Stock" shall mean, for purposes of these resolutions, any class or series of stock of the Company authorized before the Issue Date of the Series B Preferred except for those preferential rights as granted herein but the right to receive dividends providing all dividends granted to the Series B Preferred shall have been paid or set aside to be paid, and, for purposes of these resolutions, shall mean any class or series of stock of the Company authorized after the Issue Date ranking equal to the Series B Preferred and the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company except for those preferential rights granted to the Series B Preferred herein.

2.      Rights, Powers and Preferences

        The Series B Preferred shall have the voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions as follows:

        A. Designation and Amount. Out of the presently authorized preferred shares, Ten Million (10,000,000) shares of par value $0.001 preferred stock shall be designated as shares of "Series B Convertible Preferred Stock" and no par value shall be stated.

        B. Rank. The Series B Preferred shall be senior to the Common Stock and any subsequently authorized series or class of the Company's Preferred Stock.

        C.     Liquidation Rights.

               (i) In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to $0.001 per share. Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A and B Preferred and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Preferred shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series B Preferred.

               (ii) None of the following events shall be treated as or deemed to be a liquidation hereunder:

                      (a) A merger, consolidation or reorganization of the
                          Company;

                      (b) A sale or other transfer of all or substantially all
                        of the Company's assets;

                      (c) A sale of 50% or more of the Company's capital stock
                        then issued and outstanding;


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                      (d) A purchase or redemption by the Company of stock of
                        any class; or

                      (e) Payment of a dividend or distribution from funds
                        legally available therefor.

        D. Voting Rights. In all matters the Series B Preferred shall have the same voting rights as the Common Stock on a five hundred-for-one basis and any proposal upon which a vote of shareholders is taken must receive a majority of the votes from both the Series A Preferred shares, the Series B Preferred shares and the Common Stock to be approved. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series B Preferred shall not be subject to adjustment unless such stock split shall be applied to the Series B Preferred.

3.      Dividends

        The holders of the Series B Preferred shall be entitled to receive Common Stock dividends when, as, and if declared by the directors of the Company, to be paid in cash or in Market Value of the Company's common stock at the election of the Company. "Market Value", for the purposes of this Certificate of Determination shall mean the average of the bid and ask prices for the common stock of the Company for the five business days preceding the declaration of a dividend by the Board of Directors.

        Without prior written consent of the majority of the holders of Series B Preferred, so long as any shares of Series B Preferred shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise, nor shall the Company make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any of its subsidiaries of which it owns not less than 51% of the outstanding voting stock, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series B Preferred shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof and the Redemption Price is set apart.

4.      Conversion

        The Series B Preferred shall not have any conversion rights into any other class or series of stock.

5.      Protective Provisions

Notwithstanding anything contained herein to the contrary, as long as any of the Series B Preferred shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series B Preferred outstanding:

        A. Alter or change the rights, preferences or privileges of the Series B Preferred by way of reverse stock split, reclassification, merger, consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed.

        B.     Increase the authorized number of Series B Preferred.

        C. Create any new class of shares having preferences over or being on a parity with the Series B Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series B Preferred then outstanding.

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        D.     Repurchase any of the Company's Common Stock.

        E. Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval.

        F. Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company.

        G. Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

        6.     Reissuance

        No share or shares of Series B Preferred acquired by the Company shall be reissued as Series B Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

7.      Headings or Subdivisions

        The heading of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereto.

8.      Severability of Provisions

        If any right, preference or limitation of the Series B Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.      Status of Reacquired Stock

        Shares of Series B Preferred which have been issued and reacquired in any manner shall, upon compliance with any applicable provisions of Delaware law, have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued in any series or class.



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IN WITNESS WHEREOF, the undersigned Directors, the president and the secretary of DIVERSIFIED FINANCIAL RESOURCES CORPORATION, a Delaware corporation, did hereby execute this Certificate effective the day of September, 2004.



 /s/ John Chapamn                           /s/ Dennis Thompson
John R. Chapman, Director,  President       Dennis Thompson, Director
& Secretary


/s/ John Casey
John Casey, Director





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